SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-54205

Date of Report: June 1, 2013

HUAYUE ELECTRONICS, INC.

Delaware	20-2188353
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

300 Somerset St., Room 469, Harrison, New Jersey	07029
(Address of principal executive offices)	(Zip Code)

646-512-5778
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers

On June 1, 2013 the Board of Directors of Huayue Electronics, Inc. terminated Gan Liuzhi from the position of Chief Financial Officer, and appointed Han Zhou to serve as Chief Financial Officer.  At the same time, the Board of Directors terminated Guo Yi from the position of Vice President - International Affairs, and appointed Yile Pan to serve as the Vice President - International Affairs.  Information regarding the new officers follows.

Han Zhou.  Mr. Zhou has been employed since 2010 as chief accounting clerk of Changzhou Huayue, the operating subsidiary of Huayue Electronics.  From 2000 to 2010, Mr. Zhou was employed as chief financial officer of Huawei Electronics, which was an affiliate of Changzhou Huayue.  In 2003 Mr. Zhou was awarded a Masters Degree in Industrial Accounting by the Shanghai Unversity of Finance and Economics.  Mr. Zhou is 37 years old.

Yile (“Lisa”) Pan.  Since 2012 Ms. Pan has been employed as Sales Manager by Changzhou Huayue, the operating subsidiary of Huayue Electronics.  From 2011 to 2012 Ms. Pan was employed by Changzhou Huayue as Assistant to the General Manager.  In 2011 Ms. Pan was awarded a Bachelor of Arts Degree with a major in Economics by the University of British Columbia. Ms. Pan is 24 years old.  Her parents are Shudong Pan and Xinmei Li, who are the members of the board of directors of Huayue Electronics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 13, 2013	Huayue Electronics, Inc.

By: /s/ Pan Shudong
Pan Shudong, Chief Executive Officer